Exhibit 24



                                POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Richard L. Sharp and Michael T. Chalifoux his or her attorneys-in-fact, each with full power to act without the other, to execute on his or her behalf, individually and in his or her capacity as an officer and/or director of Circuit City Stores, Inc. (the "Company"), and to file any documents referred to below relating to the registration of (i) 6,521,686 of Circuit City Group Common Stock and (ii) an equal number of rights to purchase preferred shares, Series E, and (iii) 2,000,000 shares of CarMax Group Common Stock and (iv) an equal number of rights to purchase preferred shares, Series F, to be issued pursuant to the 1994 Circuit City Stores, Inc. Stock Incentive Plan, as amended; such documents being: registration statements on Form S-8 to be filed with the Securities and Exchange Commission; such statements with, and/or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares to be offered in such states; any and all other documents required to be filed with respect thereto with any regulatory authority; and any and all amendments (post-effective and pre-effective) to any of the foregoing, with all exhibits and documents required to be filed in connection therewith.

         The undersigned further grants unto such attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he himself or she herself might do.



IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the 17th day of August, 1999.

/s/ Richard L. Sharp
Richard L. Sharp                          Michael T. Chalifoux


/s/ Richard N. Cooper                     /s/ Barbara S. Feigin
Richard N. Cooper                         Barbara S. Feigin


/s/ James F. Hardymon                     /s/ Robert S. Jepson, Jr.
James F. Hardymon                         Robert S. Jepson, Jr.


/s/ Hugh G. Robinson                      /s/ Walter J. Salmon
Hugh G. Robinson                          Walter J. Salmon


/s/ Mikael Salovaara                      /s/ John W. Snow
Mikael Salovaara                          John W. Snow


/s/ Edward Villanueva                     /s/ Alan L. Wurtzel
Edward Villanueva                         Alan L. Wurtzel